SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 2, 2006 (September 22, 2006)

MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

New York	0-30183	13-4025362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8/F East Area
Century Golden Resources Business Center
69 Banjing Road
Haidian District
Beijing, People’s Republic of China
100089
________________________________________________________
Address of Principal Executive Offices
Zip Code

+86-10-884-52568
________________________________________________________
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

 On and effective September 22, 2006, Mr. Chang-de Li resigned as Interim Chief Executive Officer of MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED (the “Company”). Mr. Chang-de Li’s resignation is not in connection with any known disagreement with the Company on any matter.

On and effective September 22, 2006, the Company appointed Jie Chen, age 50, as Chief Executive Officer of the Company. Prior to this appointment, Ms. Chen served as Vice President of Public Relations and has been a member of the Board of Directors of the Company since February 2004. Upon being appointed as Chief Executive Officer of the Company, Ms. Chen resigned from the office of Vice President of Public Relations. She is also a director of Shenzhen Minghua Environmental Protection Vehicles Co. Ltd., Guangzhou City View Bus Installation Company, and Beijing China Cardinal Real Estate Consulting Co. Ltd., all of which are the Company’s subsidiaries. Ms. Chen is the Vice Secretary of the Zhang Xue-Liang Fund Association and has held such position and other positions with such Association over the past five years. The Zhang Xue-Liang Fund Association is in the business of arranging meetings, conferences and exhibitions. It also provides public relations and investor relations support to its clients. Prior to joining the Zhang Xue-Liang Fund Association, Ms. Chen held various key positions with television stations and public relations companies in China.

The Company had a verbal understanding with Ms. Chen regarding the payment to her of an annual salary of $92,318.

There is no family relationship between Ms. Chen and any director or executive officer of the Company.

There are no transactions between Ms. Chen and the Company that would require disclosure under Item 404(a) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2006

MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Jie Chen
Jie Chen, Chief Executive Officer